                                                                     Exhibit 4.7





                              AMENDED AND RESTATED
                        SHAREHOLDER RIGHTS PLAN AGREEMENT
          (amending and restating the Shareholder Rights Plan Agreement dated March 2, 1998)


                             Dated as of May 9, 2001



                                     BETWEEN



                                   AGRIUM INC.



                                       and



                            CIBC MELLON TRUST COMPANY
                                 as Rights Agent

                                TABLE OF CONTENTS

                                                                            PAGE
                                  ARTICLE 1
                             CERTAIN DEFINITIONS

1.1    Certain Definitions..................................................  2
1.2    Currency ............................................................ 14
1.3    Acting Jointly or in Concert......................................... 14
1.4    Control.............................................................. 14
1.5    References to this Agreement......................................... 14

                                  ARTICLE 2
                                 THE RIGHTS

2.1    Legend on Common Share Certificates.................................. 14
2.2    Initial Exercise Price; Exercise of Rights; Detachment of Rights..... 15
2.3    Adjustments to Exercise Price; Number of Rights...................... 17
2.4    Date on Which Exercise is Effective.................................. 21
2.5    Execution, Authentication, Delivery and Dating of
       Rights Certificates.................................................. 21
2.6    Registration, Registration of Transfer and Exchange.................. 21
2.7    Mutilated, Destroyed, Lost and Stolen Rights Certificates............ 22
2.8    Persons Deemed Owners................................................ 22
2.9    Delivery and Cancellation of Certificates............................ 23
2.10   Agreement of Rights Holders.......................................... 23

                                  ARTICLE 3
       ADJUSTMENTS TO THE RIGHTS IN THE EVENT OF CERTAIN TRANSACTIONS

3.1    Flip-in Event........................................................ 24

                                  ARTICLE 4
                              THE RIGHTS AGENT

4.1    General  ............................................................ 25
4.2    Merger, Amalgamation or Consolidation or Change of Name of
       Rights Agent......................................................... 26
4.3    Duties of Rights Agent............................................... 26
4.4    Change of Rights Agent............................................... 28

                                  ARTICLE 5
                                MISCELLANEOUS

5.1    Redemption and Termination........................................... 29
5.2    Expiration........................................................... 31
5.3    Issuance of New Rights Certificates.................................. 31
5.4    Supplements and Amendments........................................... 31
5.5    Fractional Rights and Fractional Shares.............................. 33
5.6    Rights of Action..................................................... 33
5.7    Holder of Rights Not Deemed a Shareholder............................ 33
5.8    Notice of Proposed Actions........................................... 33
5.9    Notices  ............................................................ 34
5.10   Costs of Enforcement................................................. 35

                                TABLE OF CONTENTS
                                  (CONTINUED)

                                                                            PAGE

5.11   Successors........................................................... 35
5.12   Benefits of this Agreement........................................... 35
5.13   Descriptive Headings................................................. 35
5.14   Governing Law........................................................ 35
5.15   Language............................................................. 35
5.16   Counterparts......................................................... 36
5.17   Severability......................................................... 36
5.18   Effective Date....................................................... 36
5.19   Shareholder Review................................................... 36
5.20   Regulatory Approvals................................................. 36
5.21   Declaration as to Non-Canadian and Non-U.S. Holders.................. 37
5.22   Determinations and Actions by the Board of Directors................. 37

             AMENDED AND RESTATED SHAREHOLDER RIGHTS PLAN AGREEMENT


         THIS AMENDED AND RESTATED SHAREHOLDER RIGHTS PLAN AGREEMENT made as of the 9th day of May, 2001 (amending and restating the Shareholder Rights Plan Agreement of the Corporation dated March 2, 1998)

BETWEEN:

                    AGRIUM INC., a body corporate organized
                    under the laws of Canada (hereinafter
                    referred to as the "CORPORATION")

                                                               OF THE FIRST PART

                                     - and -

                    CIBC MELLON TRUST COMPANY, a trust
                    company incorporated under the laws of
                    Canada (hereinafter referred to as the
                    "RIGHTS AGENT")

                                                              OF THE SECOND PART

         WHEREAS the Corporation and The R-M Trust Company originally entered into an agreement dated March 1, 1995, as amended and restated on April 28, 1995, respecting a shareholder rights plan that would be effective at the latest until May 10, 1998 (the "ORIGINAL PLAN");

         AND WHEREAS the Original Plan was replaced by the Shareholder Rights Plan Agreement of the Corporation dated March 2, 1998 (the "1998 PLAN") that would be effective at the latest until the termination of the annual meeting in 2001;

         AND WHEREAS the Board of Directors of the Corporation has determined that it is advisable to continue the shareholder rights plan by adopting an amended and restated shareholder rights plan to take effect immediately upon receipt of approval of the Independent Shareholders as defined herein to conform to current corporate practices to effect the continued distribution of Rights under the 1998 Plan as further amended and restated herein (the "RIGHTS PLAN") to ensure, to the extent possible, that all shareholders of the Corporation are treated fairly in connection with any take-over offer for the Corporation and, due to the uniqueness of the Corporation's business, to ensure that the Board of Directors are provided with a sufficient time to evaluate unsolicited take-over bids and to explore and develop alternatives to maximize shareholder value;

         AND WHEREAS, in order to continue implementation of the Rights Plan, the Board of Directors of the Corporation has:

         (a) reconfirmed the distribution of one right (a "RIGHT") in respect of each Common Share as hereinafter defined) outstanding at the close of business on May 10, 1998 (the "RECORD TIME"), such distribution being made to shareholders of record at the Record Time; and

         (b) reconfirmed its authorization of the issuance of one Right in respect of each Common Share issued after the Record Time and prior to the earlier of the Separation Time (as hereinafter defined) and the Expiration Time (as hereinafter defined);

         AND WHEREAS each Right entitles the holder thereof after the Separation Time to purchase securities of the Corporation pursuant to the terms and subject to the conditions set forth herein;

         AND WHEREAS the Corporation desires to confirm the appointment of the Rights Agent to act on behalf of the Corporation, and the Rights Agent is willing to so continue to act, in connection with the issuance, transfer, exchange and replacement of Rights Certificates (as hereinafter defined), the exercise of Rights and other matters referred to herein;

         NOW THEREFORE in consideration of the premises and the respective agreements set forth herein, the parties hereby agree as follows:

                                   ARTICLE 1
                               CERTAIN DEFINITIONS

1.1      CERTAIN DEFINITIONS

         For purposes of this Agreement, the following terms have the meanings indicated:

         (a) "ACQUIRING PERSON" shall mean any Person who is the Beneficial Owner of 20% or more of the outstanding Common Shares of the Corporation; provided, however, that the term "Acquiring Person" shall not include:

               (i)   the Corporation or any Subsidiary of the Corporation;

               (ii) any Person who becomes the Beneficial Owner of 20% or more of the outstanding Common Shares of the Corporation as a result of any one or a combination of

                     (A) an acquisition or redemption by the Corporation of Common Shares of the Corporation which, by reducing the number of Common Shares outstanding, increases the proportionate number of Common Shares Beneficially Owned by such Person to 20% or more of the Common Shares of the Corporation then outstanding;

                     (B) share acquisitions made pursuant to a Permitted Bid ("PERMITTED BID ACQUISITIONS");

                     (C) share acquisitions (1) in respect of which the Board of Directors of the Corporation has waived the application of Section 3.1 pursuant to Sections 5.1(b), 5.1(c) or 5.1(d); or (2) which were made on or prior to the date of the 1998 Plan; or (3) which were made pursuant to a dividend reinvestment plan of the Corporation; or (4) pursuant to the receipt or exercise of rights issued by the Corporation to all the holders of the Common Shares (other than holders resident in a jurisdiction where such distribution is restricted or impracticable as a result of applicable law) to subscribe for or purchase Common Shares or Convertible Securities, provided that such rights are acquired directly from the Corporation and not from any other person; or (5) pursuant to a distribution to the public by the Corporation of Common Shares or Convertible Securities made pursuant to a prospectus; provided that the Person does not thereby acquire a greater percentage of such Common Shares or Convertible Securities so offered than the person's percentage of Common Shares or Convertible Securities beneficially owned immediately prior to such acquisition; or (6) pursuant to a distribution by the Corporation of Common Shares or Convertible Securities by way of a private placement by the Corporation or upon the exercise by an individual employee of stock options granted under a stock option plan of the Corporation or rights to purchase securities granted under a share purchase plan of the Corporation, provided that (i) all necessary stock exchange approvals for such private placement, stock option plan or share purchase plan have been obtained and such private placement, stock option plan or share purchase plan complies with the terms and conditions of such approvals and (ii) such Person does not become the Beneficial Owner of more than 25% of the Common Shares outstanding immediately prior to the distribution, and in making this determination the Common Shares to be issued to such Person in the distribution shall be deemed to be held by such Person but shall not be included in the aggregate number of outstanding Common Shares immediately prior to the distribution ("EXEMPT ACQUISITIONS");

                     (D) the acquisition of Common Shares upon the exercise of Convertible Securities received by such Person pursuant to a Permitted Bid Acquisition, Exempt Acquisition or a Pro Rata Acquisition (as defined below) ("CONVERTIBLE SECURITY ACQUISITIONS"); or

                     (E) acquisitions as a result of a stock dividend, a stock split or other event pursuant to which such Person receives or acquires Common Shares or Convertible Securities on the same pro rata basis as all other holders of Common Shares of the same class ("PRO RATA ACQUISITIONS");

                     provided, however, that if a Person shall become the Beneficial Owner of 20% or more of the Common Shares of the Corporation then outstanding by reason of any one or a combination of (i) share acquisitions or redemptions by the Corporation or (ii) Permitted Bid Acquisitions or (iii) Exempt Acquisitions or (iv) Convertible Security Acquisitions or (v) Pro Rata Acquisitions and, after such share acquisitions or redemptions by the Corporation or Permitted Bid Acquisitions or Exempt Acquisitions, Convertible Security Acquisitions or Pro Rata Acquisitions, such Person subsequently becomes the Beneficial Owner of more than an additional 1.00% of the number of Common Shares of the Corporation outstanding other than pursuant to any one or combination of share acquisitions or redemptions of shares by the Corporation, Permitted Bid Acquisitions, Exempt Acquisitions, Convertible Security Acquisitions or Pro Rata Acquisitions, then as of the date of any such acquisition such Person shall become an "ACQUIRING PERSON";

               (iii) a Grandfathered Person provided, however, that if such
                     Person shall thereafter become the Beneficial Owner of more than an additional 1.00% of the number of Common Shares of the Corporation outstanding other than pursuant to share acquisitions or redemptions of shares by the Corporation, Permitted Bid Acquisitions, Exempt Acquisitions, Convertible Security Acquisitions or Pro

                     Rata Acquisitions, then as of the date of any such acquisition such Person shall become an "ACQUIRING PERSON";

               (iv) for a period of 10 days after the Disqualification Date, any Person who becomes the Beneficial Owner of 20% or more of the outstanding Common Shares as a result of such Person becoming disqualified from relying on clause 1.1(e)(B) solely because such Person makes or announces an intention to make a Take-over Bid, either alone or by acting jointly or in concert with any other Person. For the purposes of this definition, "DISQUALIFICATION DATE" means the first date of public announcement that any Person is making or intends to make a Take-over Bid either alone or by acting jointly or in concert with any other Person; or

               (v) an underwriter or member of a banking or selling group that becomes the Beneficial Owner of 20% or more of the Common Shares in connection with a distribution of securities by way of prospectus or private placement.

         (b) "AFFILIATE", used to indicate a relationship with a specified corporation, shall mean a Person that directly, or indirectly through one or more controlled intermediaries, controls, or is a corporation controlled by, or is under common control with, such specified corporation.

         (c)   "AMENDMENT DATE" means May 9, 2001.

         (d) "ASSOCIATE" of a specified individual shall mean any individual to whom such specified individual is married or with whom such specified individual is living in a conjugal relationship, outside marriage, or any relative of such specified individual or said spouse who has the same home as such specified individual.

         (e) A Person shall be deemed the "BENEFICIAL OWNER", and to have "BENEFICIAL OWNERSHIP", of, and to "BENEFICIALLY OWN":

               (i) any securities as to which such Person or any of such Person's Affiliates or Associates is the owner at law or in equity;

               (ii) any securities as to which such Person or any of such Person's Affiliates or Associates has the right to acquire
                     (A) upon the exercise of any Convertible Securities, or (B) pursuant to any agreement, arrangement or understanding, where such right is exercisable within a period of 60 days whether or not on condition or the happening of any contingency (other than (1) customary agreements with and between underwriters and banking group or selling group members with respect to a distribution to the public or pursuant to a private placement of securities; or (2) pursuant to a pledge of securities in the ordinary course of business); and

               (iii) any securities which are Beneficially Owned within the meaning of clauses 1.1(e)(i) or 1.1(e)(ii) above by any other Person with which such Person is acting jointly or in concert;

               provided, however, that a Person shall not be deemed the "BENEFICIAL OWNER", or to have "BENEFICIAL OWNERSHIP" of, or to "BENEFICIALLY OWN", any security:

                     (A) where (1) the holder of such security has agreed to deposit or tender such security pursuant to a Permitted Lock-up Agreement to a Take-over Bid made by such Person or any of such Person's Affiliates or Associates or any other person referred to in clause 1.1(e)(iii) or (2) such security has been deposited or tendered pursuant to a Take-over Bid made by such Person or any of such Person's Affiliates or Associates or any other Person referred to in clause 1.1(e)(iii) until the earliest time at which any such tendered security is accepted unconditionally for payment or exchange or is taken up and paid for;

                     (B) where such Person, any of such Person's Affiliates or Associates or any other Person referred to in clause 1.1(e)(iii), holds such security provided that (1) the ordinary business of any such Person (the "INVESTMENT MANAGER") includes the management of investment funds for others and such security is held by the Investment Manager in the ordinary course of such business in the performance of such Investment Manager's duties for the account of any other Person, including non-discretionary accounts held on behalf of a client by a broker or dealer registered under applicable laws, or (2) such Person (the "TRUST COMPANY") is licensed to carry on the business of a trust company under applicable laws and, as such, acts as trustee or administrator or in a similar capacity in relation to the estates of deceased or incompetent Persons or in relation to other accounts and holds such security in the ordinary course of such duties for the estates of deceased or incompetent Persons or for such other accounts, or
                           (3) such Person (the "PLAN TRUSTEE") is the administrator or trustee of one or more pension funds or plans (each a "PLAN") registered under applicable laws and holds such security for the purposes of its activity as such, or (4) such Person is a Plan or is a Person established by statute (the "STATUTORY BODY") for purposes that include, and the ordinary business or activity of such Person includes the management of investment funds for employee benefit plans, pension plans, insurance plans (other than plans administered by insurance companies) or various public bodies or (5) such Person is a Crown agent or agency; provided in any of the above cases, that the Investment Manager, the Trust Company, the Plan Trustee, the Plan, the Statutory Body or the Crown agent or agency, as the case may be, is not then making a Take-over Bid or has not announced a current intention to make a Take-over Bid, other than an Offer to Acquire Common Shares or other securities pursuant to a distribution by the Corporation or by means of ordinary market transactions (including pre-arranged trades entered into in the ordinary course of business of such Person) executed through the facilities of a stock exchange, securities quotation system or organized over-the-counter market, alone or by acting jointly or in concert with any other Person; or

                     (C) because such Person is a client of or has an account with the same Investment Manager as another Person on whose account the Investment Manager holds such security, or where such Person is a client of or has an account with the same Trust Company as another Person on whose account the Trust Company holds such security, or where such Person is a Plan and has a Plan Trustee who is also a Plan Trustee for another Plan on whose account the Plan Trustee holds such security; or

                     (D) where such Person is (i) a client of an Investment Manager and such security is owned at law or in equity by the Investment Manager, or (ii) an account of a Trust Company and such security is owned at law or in equity by the Trust Company, or (iii) a Plan and such security is owned at law or in equity by the Plan Trustee; or

                     (E) where such person is the registered holder of securities as a result of carrying on the business of or acting as a nominee of a securities depositary.

               For purposes of this Agreement, the percentage of Common Shares Beneficially Owned by any Person, shall be and be deemed to be the product determined by the formula:

               100 x A/B

               Where:

               A = the number of votes for the election of all directors generally attaching to the Common Shares Beneficially Owned by such Person; and

               B = the number of votes for the election of all directors generally attaching to all outstanding Common Shares.

               For the purposes of the foregoing formula, where any person is deemed to Beneficially Own unissued Common Shares which may be acquired pursuant to Convertible Securities, such Common Shares shall be deemed to be outstanding for the purpose of calculating the percentage of Common Shares Beneficially Owned by such Person in both the numerator and the denominator, but no other unissued Common Shares which may be acquired pursuant to any other outstanding Convertible Securities shall, for the purposes of that calculation, be deemed to be outstanding.

         (f) "BOARD OF DIRECTORS" shall mean the Board of Directors or any duly constituted and empowered committee thereof.

         (g) "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or a day that is treated as a holiday at the Corporation's principal executive offices in Calgary, Canada.

         (h) "BUSINESS CORPORATIONS ACT" shall mean the Canada Business Corporations Act, R.S.C. 1985, c.C-44, as amended, and the regulations thereunder, and any comparable or successor laws or regulations thereto.

         (i) "CANADIAN-U.S. EXCHANGE RATE" shall mean on any date the inverse of the U.S. Canadian Exchange Rate.

         (j) "CANADIAN DOLLAR EQUIVALENT" of any amount which is expressed in United States dollars shall mean on any day the Canadian dollar equivalent of such amount determined by reference to the Canadian-U.S. Exchange Rate on such date.

         (k) "CLOSE OF BUSINESS" on any given date shall mean the time on such date (or, if such date is not a Business Day, the time on the next succeeding Business Day) at which the office of the transfer agent for the Common Shares in the City of Calgary, Alberta (or, after the Separation Time, the offices of the Rights Agent in the City of Calgary, Alberta) becomes closed to the public.

         (l) "COMMON SHARES OF THE CORPORATION" and "COMMON SHARES" shall mean the common shares in the capital stock of the Corporation as constituted as at the Amendment Date and any other share of the Corporation into which such common shares may be subdivided, consolidated, reclassified or changed from time to time and "COMMON SHARES" when used with reference to any Person other than the Corporation means the class or classes of shares (or similar equity interest) with the greatest per share voting power entitled to vote generally in the election of all directors of such other Person or the equity securities or other equity interest having power (whether or not exercised) to control or direct the management of such other Person or, if such other Person is a corporation controlled by another Person, the Person (other than an individual) which ultimately controls such first mentioned other Person.

         (m)   "COMPETING PERMITTED BID" means a Take-over Bid that:

               (i) is made after a Permitted Bid has been made and prior to the expiry of the Permitted Bid;

               (ii) satisfies all components of the definition of a Permitted Bid other than the requirements set out in the clause (ii) of that definition; and

               (iii) contains, and the take-up and payment for securities tendered or deposited is subject to, an irrevocable and unqualified provision that no Common Shares will be taken up or paid for pursuant to the Take-over Bid prior to the close of business on the date that is no earlier than the later of (1) the earliest date on which Common Shares may be taken up or paid for under any Permitted Bid or Competing Permitted Bid that is then in existence and (2) 21 days (or such other minimum period of days as may be prescribed by applicable law in Alberta) after the date of the Take-over Bid constituting the Competing Permitted Bid.

         (n) "CONVERTIBLE SECURITIES" means at any time any securities issued by the Corporation from time to time (other than the Rights) carrying any exercise, conversion or exchange right pursuant to which the holder thereof may acquire Common Shares or other securities which are convertible into or exercisable or exchangeable for Common Shares.

         (o) "CONVERTIBLE SECURITY ACQUISITIONS" has the meaning set forth in the definition of "Acquiring Person" herein.

         (p) "CO-RIGHTS AGENT" shall have the meaning set forth in subsection 4.1(a).

         (q) "EFFECTIVE DATE" shall mean the close of business on March 2, 1998.

         (r) "EXEMPT ACQUISITION" has the meaning set forth in the definition of "Acquiring Person" herein.

         (s) "EXERCISE PRICE" shall mean, as of any date, the price at which a holder may purchase the securities issuable upon exercise of one whole Right and until adjustment thereof in accordance with the terms hereof, the Exercise Price shall equal Cdn. $100.

         (t)   "EXPIRATION TIME" shall mean the earlier of:

               (i)   the Termination Time; and

               (ii) the termination of the annual meeting of the shareholders of the Corporation in the year 2001 provided, however, that if the resolution referred to in Section
               5.19 is approved by Independent Shareholders in accordance with
               Section 5.19 at or prior to such annual meeting, "Expiration Time" means the earlier of (i) the Termination Time and (ii) the termination of the annual meeting of the shareholders of the Corporation in the year 2007.

         (u) "FIDUCIARY" shall mean a trust company registered under the trust company legislation of Canada or any province thereof, a trust company organized under the laws of any state of the United States, a portfolio manager registered under the securities legislation of one or more provinces of Canada or an investment adviser registered under the United States Investment Advisers Act of 1940 or any other securities legislation of the United States or any state of the United States.

         (v) A "FLIP-IN EVENT" shall mean a transaction occurring subsequent to the date of this Agreement as a result of which any Person shall become an Acquiring Person provided, however, that a Flip-in Event, shall be deemed to occur at the close of business on the tenth day (or such later day as the Board of Directors of the Corporation may determine) after the Stock Acquisition Date.

         (w) "GRANDFATHERED PERSON" means any Person who is the Beneficial Owner of 20% or more of the outstanding Common Shares of the Corporation at the Record Time.

         (x) "INDEPENDENT SHAREHOLDERS" shall mean holders of outstanding Common Shares of the Corporation excluding (i) any Acquiring Person; or (ii) any Person (other than a Person referred to in Section 1.1(e)(B) in the circumstances described therein) that is making or has announced a current intention to make a Take-over Bid for Common Shares of the Corporation (including a Permitted Bid or a Competing Permitted Bid) but excluding any such Person if the Take-over Bid so announced or made by such Person has been withdrawn, terminated or, expired; or (iii) any Affiliate or Associate of such Acquiring Person or Persons referred to in clause (ii); or (iv) any Person acting jointly or in concert with such Acquiring Person or a Person referred to in clause (ii); or
               (v) a Person who is a trustee of any employee benefit plan, share purchase plan, deferred profit sharing plan or any similar plan or trust for the benefit of employees of the Corporation or a Subsidiary of the Corporation, unless the beneficiaries of the plan or trust direct the manner in which the Common Shares are to be voted or direct whether the Common Shares are to be tendered to a Take-over Bid.

         (y) "MARKET PRICE" per security of any securities on any date of determination shall mean the average of the daily Closing Prices Per Security of such securities (determined as described below) on each of the 20 consecutive Trading Days through and including the Trading Day immediately preceding such date; provided, however, that if an event of a type analogous to any of the events described in Section 2.3 hereof shall have caused the price used to determine the Closing Price Per Security on any Trading Day not to be fully comparable with the price used to determine the Closing Price Per Security on such date of determination or, if the date of determination is not a Trading Day, on the immediately preceding Trading Day, each such price so used shall be appropriately adjusted in a manner analogous to the applicable adjustment provided for in Section 2.3 hereof in order to make it fully comparable with the price per security used to determine the Closing Price Per Security on such date of determination or, if the date of determination is not a Trading Day, on the immediately preceding Trading Day. The "CLOSING PRICE PER SECURITY" of any securities on any date shall be:

               (i) the closing board lot sale price or, if such price is not available, the average of the closing bid and asked prices, for such securities as reported by the principal Canadian stock exchange or securities quotation system on which such securities are listed or admitted to trading (based on the volume of securities traded during the most recently completed financial year), or if for any reason neither of such prices is available on such day or the securities are not listed or admitted to trading on a Canadian stock exchange or securities quotation system, the closing board lot sale price or, if such price is not available, the average of the closing bid and asked prices, for such securities as reported by such other stock exchange or securities quotation system on which such securities are listed or admitted for trading (and if such securities are listed or admitted for trading on more than one other stock exchange or securities quotation system such prices shall be determined based on the stock exchange or securities quotation system on which such securities are then listed or admitted for trading on which the largest number of such securities were traded during the most recently completed financial year);

               (ii) if, for any reason, none of such prices is available on such date or the securities are not listed or admitted to trading on a stock exchange or securities quotation system, the last sale price, or in case no sale takes place on such date, the average of the high bid and low asked prices for such securities in the over-the-counter market, as quoted by any reporting system then in use (as selected by the Board of Directors); or

               (iii) if the securities are not listed or admitted to trading as contemplated in clause 1.1(y)(i) or 1.1(y)(ii), the average of the closing bid and asked prices as furnished by a professional market maker making a market in the securities provided, however, that if on any such date the Closing Price Per Security cannot be determined in accordance with the foregoing, the Closing Price Per Security of such securities on such date shall mean the fair value per share of such securities on such date as determined in good faith by an internationally recognized investment dealer or investment banker with respect to the fair value per share of such securities. The Market Price, shall be expressed in Canadian dollars and, if initially determined in respect of any day forming part of the 20 consecutive trading day period in question in United States dollars, such amount shall be translated into Canadian dollars at the Canadian Dollar Equivalent thereof.

         (z) "1933 SECURITIES ACT" shall mean the Securities Act of 1933 of the United States, as amended, and the rules and regulations thereunder, and any comparable or successor laws or regulations thereto.

         (aa) "1934 EXCHANGE ACT" shall mean the Securities Exchange Act of 1934 of the United States, as amended, and the rules and regulations thereunder, and any comparable or successor laws or regulations thereto.

         (bb)  "OFFER TO ACQUIRE" shall include:

               (i) an offer to purchase, or a solicitation of an offer to sell, Common Shares; and

               (ii) an acceptance of an offer to sell Common Shares, whether or not such offer to sell has been solicited;

               or any combination thereof, and the Person accepting an offer to sell shall be deemed to be making an offer to acquire to the Person that made the offer to sell.

         (cc) "OFFEROR'S SECURITIES" means Common Shares Beneficially Owned on the date of an Offer to Acquire by any Person who is making a Take-over Bid and "OFFEROR" means a Person who has announced a current intention to make or is making a Take-over Bid.

         (dd) "PERMITTED BID" means a Take-over Bid made by a Person by means of a Take-over Bid circular and which also complies with the following additional provisions:

               (i) the Take-over Bid is made to all holders of record of Common Shares, other than the Offeror;

               (ii) the Take-over Bid shall contain, and the provisions for the take-up and payment for Common Shares tendered or deposited thereunder shall be subject to, an irrevocable and unqualified condition that no Common Shares shall be taken up or paid for pursuant to the Take-over Bid prior to the close of business on a date which date is a date not less than 60 days following the date of the Take-over Bid;

               (iii) the Take-over Bid shall contain irrevocable and unqualified provisions that, unless the Take-over Bid is withdrawn, Common Shares may be deposited pursuant to the Take-over Bid at any time prior to the close of business on the date of first take-up or payment for Common Shares and that all Common Shares deposited pursuant to the Take-over Bid may be withdrawn at any time prior to the close of business on such date;

               (iv) the Take-over Bid shall contain an irrevocable and unqualified condition that more than 50% of the outstanding Common Shares held by Independent Shareholders, determined as at the date of first take-up or payment for Common Shares under the Take-over Bid, must be deposited to the Take-over Bid and not withdrawn at the close of business on the date of first take-up or payment for Common Shares; and

               (v) the Take-over Bid shall contain an irrevocable and unqualified provision that in the event that more than 50% of the then outstanding Common Shares held by Independent Shareholders shall have been deposited to the Take-over Bid and not withdrawn as at the date of first take-up or payment for Common Shares under the Take-over Bid, the Offeror will make a public announcement of that fact and the Take-over Bid will remain open for deposits and tenders of Common Shares for not less than 10 Business Days from the date of such public announcement;

               provided that if a Take-over Bid constitutes a Competing Permitted Bid, the term "Permitted Bid" shall also mean the Competing Permitted Bid.

         (ee) "PERMITTED BID ACQUISITION" has the meaning set forth in the definition of "Acquiring Person" herein.

         (ff) "PERMITTED LOCK-UP AGREEMENT" means an agreement (the "LOCK-UP AGREEMENT") between a Person and one or more holders of Common Shares (each such holder referred to herein as a "LOCKED-UP PERSON") (the terms of which are publicly disclosed and a copy of which is made available to the public (including the Corporation) not later than the date of the Lock-up Bid (as defined below) or if the Lock-Up Bid has been made prior to the date of the Lock-Up Agreement not later than the date of the Lock-Up Agreement) pursuant to which each Locked-Up Person agrees to deposit or tender the Common Shares held by such holder to a Take-over Bid (the "Lock-up Bid") made by the Person or any of such Person's Affiliates or Associates or any other Person referred to in clause 1.1(e)(iii) provided that:

               (i) the Lock-up Agreement permits the Locked-up Person to withdraw its Common Shares from the Lock-up Agreement in order to deposit or tender the Common Shares to another Take-over Bid or to support another transaction prior to the Common Shares being taken up and paid for under the Lock-up Bid:

                     (A) at a price or value per Common Share that exceeds the price or value per Common Share offered under the Lock-up Bid; or

                     (B) for a number of Common Shares at least 7% greater than the number of Common Shares that the Offeror has offered to purchase under the Lock-up Bid at a price or value per Common Share that is not less than the price or value per Common Share offered under the Lock-up Bid; or

                     (C) (a) that contains an offering price for each Common Share that exceeds by as much as or more than a specified amount (the "Specified Amount") the offering price for each Common Share contained in or proposed to be contained in the Lock-up Bid and (b) does not by itself provide for a Specified Amount that is greater than 7% of the offering price contained in or proposed to be contained in the Lock-up Bid; and;

                     for greater clarity, the agreement may contain a right of first refusal or require a period of delay to give the Person who made the Lock-up Bid an opportunity to match a higher price in another Take-over Bid or other similar limitation on a Locked-up Person's right to withdraw Common Shares from the agreement, so long as the limitation does not preclude the exercise by the Locked-up Person of the right to withdraw Common Shares during the period of the other Take-over Bid or transaction; and

               (ii) no "break-up" fees, "top-up" fees, penalties, expenses or other amounts that exceed in aggregate the greater of:

                     (A) 2-1/2% of the price or value of the consideration payable under the Lock-up Bid to a Locked-Up Person; and

                     (B) 50% of the amount by which the price or value of the consideration received by a Locked-up Person under another Take-over Bid or transaction exceeds the price or value of the consideration that the Locked-up Person would have received under the Lock-up Bid;

               shall be payable by such Locked-up Person if the Locked-up Person fails to deposit or tender Common Shares to the Lock-up Bid, or withdraws Common Shares previously tendered thereto in order to deposit or tender such Common Shares to another Take-over Bid or support another transaction.

         (gg) "PERSON" shall mean any individual, firm, partnership, association, trust, trustee, personal representative, body corporate, corporation, unincorporated organization, syndicate or other entity.

         (hh)  "RECORD TIME" shall mean the close of business on May 10, 1998;

         (ii) "REDEMPTION PRICE" has the meaning set forth in subsection 5.1(a) herein.

         (jj) "RIGHT" shall mean the herein described rights to purchase securities pursuant to the terms and subject to the conditions set forth herein.

         (kk) "RIGHTS CERTIFICATE" shall mean the certificates representing the Rights after the Separation Time which shall be substantially in the form attached hereto as Exhibit A.

         (ll) "RIGHTS REGISTER" and "RIGHTS REGISTRAR" shall have the respective meanings ascribed thereto in Subsection 2.6(a).

         (mm) "SECURITIES ACT" shall mean the Securities Act (Alberta), R.S.A. 1981, c. S.6.1, as amended, and the rules and regulations thereunder, and any comparable or successor laws, rules or regulations thereto.

         (nn) "SEPARATION TIME" shall mean the close of business on the tenth Business Day after the earlier of:

               (i)   the Stock Acquisition Date;

               (ii) the date of the commencement of, or first public announcement of the intent of any Person (other than the Corporation or any Subsidiary of the Corporation) to commence a Take-over Bid (other than a Take-over Bid which is a Permitted Bid so long as such Take-over Bid continues to satisfy the requirements of a Permitted Bid), provided that, if any Take-over Bid referred to in this clause (ii) expires, is cancelled, terminated or otherwise withdrawn prior to the Separation Time, such Take-over Bid shall be deemed, for purposes of this Section 1.1(nn), never to have been made; and

               (iii) the date upon which a Permitted Bid ceases to be a
                     Permitted Bid;

               or such later date as may be determined by the Board of Directors of the Corporation acting in good faith provided that, if the foregoing results in the Separation Time being prior to the Record Time, the Separation Time shall be the Record Time and if the Board of Directors determines pursuant to Section 5.1 to waive the application of Section 3.1 to a Flip-in Event, the Separation Time in respect of such Flip-in Event shall be deemed never to have occurred.

         (oo) "STOCK ACQUISITION DATE" shall mean the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 141 of the Securities Act or Section 13(d) under the 1934 Exchange Act) by the Corporation or an Acquiring Person that a Person has become an Acquiring Person.

         (pp) "SUBSIDIARY" of any specified Person shall mean any corporation or other entity controlled by such specified Person.

         (qq) "TAKE-OVER BID" means an Offer to Acquire Common Shares or securities convertible into Common Shares, where the Common Shares subject to the Offer to Acquire, together with the Common Shares into which the securities subject to the Offer to Acquire are convertible, and the Offeror's Securities, constitute in the aggregate 20% or more of the outstanding Common Shares at the date of the Offer to Acquire.

         (rr) "TERMINATION TIME" shall mean the time at which the right to exercise Rights shall terminate pursuant to Section 5.1, 5.18 or
               5.19 hereof.

         (ss) "TRADING DAY", when used with respect to any securities, shall mean a day on which the principal securities exchange on which such securities are listed or admitted to trading is open for the transaction of business or, if the securities are not listed or admitted to trading on any securities exchange, a Business Day.

         (tt)  "U.S. CANADIAN EXCHANGE RATE" shall mean on any date:

               (i) if on such date the Bank of Canada sets an average noon spot rate of exchange with a conversion of one United States dollar into Canadian dollars, such rate;

               (ii) in any other case, the rate for such date for the conversion of one United States dollar into Canadian dollars which is calculated in the manner which shall be determined by the Board of Directors from time to time acting in good faith.

         (uu) "U.S. DOLLAR EQUIVALENT" of any amount which is expressed in Canadian dollars shall mean on any day the United States dollar equivalent of such amount determined by reference to the U.S.-Canadian Exchange Rate on such date.

1.2      CURRENCY

         All sums of money which are referred to in this Agreement are expressed in lawful money of Canada.

1.3      ACTING JOINTLY OR IN CONCERT

         For purposes of this Agreement, a Person is acting jointly or in concert with another Person if such Person has any agreement, arrangement or understanding (whether formal or informal and whether or not in writing) with such other Person to acquire, or Offer to Acquire any Common Shares of the Corporation (other than (A) customary agreements with and between underwriters and banking group or selling group members with respect to a distribution of securities by way of prospectus or private placement or (B) pursuant to a pledge of securities in the ordinary course of business).

1.4      CONTROL

         A Person is "CONTROLLED" by another Person or two or more other Persons acting jointly or in concert if:

         (a) in the case of a body corporate, securities entitled to vote in the election of directors of such body corporate carrying more than 50% of the votes for the election of directors are held, directly or indirectly, by or for the benefit of the other Person or Persons acting jointly or in concert and the votes carried by such securities are entitled, if exercised, to elect a majority of the board of directors of such body corporate; or

         (b) in the case of a Person which is not a body corporate, more than 50% of the voting or equity interests of such entity are held, directly or indirectly, by or for the benefit of the other Person or Persons acting jointly or in concert and "CONTROLS", "CONTROLLING" and "UNDER COMMON CONTROL WITH" shall be interpreted accordingly.

1.5      REFERENCES TO THIS AGREEMENT

         In this Agreement, unless otherwise provided herein and unless the context otherwise requires, references to this Agreement, "herein", "hereby" and "hereunder" means this Amended and Restated Shareholders Rights Plan Agreement dated May 9, 2001 between the Corporation and the Rights Agent as amended and supplemented from time to time.


                                   ARTICLE 2
                                   THE RIGHTS

2.1      LEGEND ON COMMON SHARE CERTIFICATES

         Certificates for the Common Shares, including without limitation Common Shares issued upon the conversion of Convertible Securities, issued after the Record Time but prior to the earlier of the Separation Time and the Expiration Time shall evidence one Right for each Common Share represented thereby and, commencing as soon as reasonably practicable after the Record Time, shall have impressed on, printed on, written on or otherwise affixed to them a legend which legend shall, if such Certificate was issued prior to the Amendment Date, be the legend set forth in Section 2.1 of the 1998 Plan or Section 2.1 of the Original Plan as applicable and which legend shall be deemed for all purposes to read the same as the legend set forth below, and, if such Certificate is issued after the Amendment Date, be the following legend:

               "Until the Separation Time (as defined in the Rights Agreement referred to below), this certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Amended and Restated Shareholder Rights Plan Agreement, dated as of May 9, 2001, as such may from time to time be amended, restated, varied or replaced, (the "RIGHTS AGREEMENT"), between Agrium Inc. (the "CORPORATION") and CIBC Mellon Trust Company as Rights Agent, the terms of which are hereby incorporated herein by reference and, a copy of which is on file at the registered office of the Corporation. Under certain circumstances, as set forth, in the Rights Agreement, such Rights may be amended or redeemed, may expire, may become void (if, in certain cases, they are "BENEFICIALLY OWNED" by an "ACQUIRING PERSON", as such terms are defined in the Rights Agreement, or a transferee thereof) or may be evidenced by separate certificates and may no longer be evidenced by this certificate. The Corporation will mail or arrange for the mailing of a copy of the Rights Agreement to the holder of this certificate without charge as soon as practicable, after the receipt of a written request therefor.

         Certificates representing Common Shares that are issued and outstanding at the Record Time or the Amendment Date shall evidence one Right for each Common Share evidenced thereby notwithstanding the absence of the foregoing legend.

2.2      INITIAL EXERCISE PRICE; EXERCISE OF RIGHTS; DETACHMENT OF RIGHTS

         (a) Subject to adjustment as herein set forth, each Right will entitle the holder thereof, after the Separation Time, to purchase, for the Exercise Price, or its U.S. Dollar Equivalent as at the Business Day immediately preceding the day of exercise of the Right, one Common Share. Notwithstanding any other provision of this Agreement, any Rights held by the Corporation or its Subsidiaries shall be null and void.

         (b)   Until the Separation Time,

               (i)   no Right may be exercised; and

               (ii) each Right will be evidenced by the certificate for the associated Common Share registered in the name of the holder thereof and will be transferable only together with, and will be transferred by a transfer of, such associated share.

         (c) After the Separation Time and prior to the Expiration Time, the Rights (i) may be exercised; and (ii) will be transferable independent of Common Shares. Promptly following the Separation Time the Rights Agent will mail to each holder of record of Common Shares as of the Separation Time and, in respect of each Convertible Security converted into Common Shares after the Separation Time, promptly after such conversion to the holder so converting (other than an Acquiring Person and, in respect of any Rights Beneficially Owned by such Acquiring Person which are not held of record by such Acquiring Person, the holder of record of such Rights) at such holder's address as shown by the records of the Corporation (the Corporation hereby agreeing to furnish copies of such records to the Rights Agent for this purpose), (x) a certificate (a "RIGHTS Certificate") in substantially the form of Exhibit A hereto with registration particulars appropriately completed, representing the number of Rights held by such holder at the Separation Time and having such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Corporation may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or securities quotation system on which the Rights may from time to time be listed or traded, or to conform to usage, and (y) a disclosure statement describing the Rights.

         (d) Rights may be exercised in whole or in part on any Business Day (or on any other day which, in the city at which an Election to Exercise (as hereinafter defined) is duly submitted to the Rights Agent in accordance with this Agreement, is not a Saturday, Sunday or a day that is treated as a holiday in such city) after the Separation Time and prior to the Expiration Time by submitting to the Rights Agent (at its office in the City of Calgary, Alberta, Canada or at any other office of the Rights Agent in the cities designated from time to time for that purpose by the Corporation, with the approval of the Rights Agent), the Rights Certificate evidencing such Rights together with an Election to Exercise (an "ELECTION TO EXERCISE") substantially in the form attached to the Rights Certificate duly completed and executed, accompanied by payment by certified cheque, banker's draft or money order payable to the order of the Corporation, of a sum equal to the Exercise Price multiplied by the number of Rights being exercised and a sum sufficient to cover any transfer tax or charge which may be payable in respect of any transfer involved in the transfer or delivery of Rights Certificates or the issuance or delivery of certificates for Common Shares in a name other than that of the holder of the Rights being exercised.

         (e) Upon receipt of a Rights Certificate, with a duly completed and executed Election to Exercise (which does not indicate that the holder so exercising is an Acquiring Person) accompanied by payment as set forth in Section 2.2(d) above, the Rights Agent will thereupon promptly:

               (i) requisition from the transfer agent or any co-transfer agent of the Common Shares certificates for the number of Common Shares to be purchased (the Corporation hereby irrevocably authorizing its transfer agent to comply with all such requisitions);

               (ii) when appropriate, requisition from the Corporation the amount of cash to be paid in lieu of issuing fractional Common Shares;

               (iii) after receipt of the Common Share certificates, deliver the same to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder; and

               (iv) when appropriate, after receipt, deliver such cash referred to in subsection 2.2(e)(ii)to or to the order of the registered holder of the Rights Certificate; and

               (v) tender to the Corporation all payments received upon exercise of the Rights.

         (f) In case the holder of any Rights shall exercise less than all the Rights evidenced by such holder's Rights Certificate, a new Rights Certificate evidencing the Rights remaining unexercised will be issued by the Rights Agent to such holder or to such holder's duly authorized assigns.

         (g)   The Corporation covenants and agrees that it will:

               (i) take all such action as may be necessary and within its power to ensure that all shares delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Exercise Price), be duly and validly authorized, executed, issued and delivered and fully paid and non-assessable;

               (ii) take all such action as may be necessary and within its power to comply with any applicable requirements of the Business Corporations Act, the Securities Act, the securities acts or comparable legislation of each of the other provinces of Canada, the 1933 Securities Act and the 1934 Exchange Act, and the rules and regulations thereunder or any other applicable law, rule or regulation, in connection with the issuance and delivery of the Rights Certificates and the issuance of any shares upon exercise of Rights;

               (iii) use reasonable efforts to cause all shares issued upon exercise of Rights to be listed on the principal exchanges or traded in the over-the-counter markets on which the shares were traded immediately prior to the Stock Acquisition Date;

               (iv) cause to be reserved and kept available out of its authorized and unissued Common Shares the number of Common Shares that, as provided in this Agreement, will from time to time be sufficient to permit the exercise in full of all outstanding Rights; and

               (v) pay when due and payable any and all Canadian and United States federal, provincial, and state transfer taxes (for greater certainty not including any income taxes or capital gains of the holder or exercising holder or any liability of the Corporation to withhold tax) and charges which may be payable in respect of the original issuance or delivery of the Rights Certificates or certificates for shares, provided that the Corporation shall not be required to pay any transfer tax or charge which may be payable in respect of any transfer involved in the transfer or delivery of Rights Certificates or the issuance or delivery of certificates for shares in a name other than that of the holder of the Rights being transferred or exercised.

2.3      ADJUSTMENTS TO EXERCISE PRICE; NUMBER OF RIGHTS

         The Exercise Price, the number and kind of shares subject to purchase upon exercise of each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 2.3.

         (a) In the event the Corporation shall at any time after the Amendment Date and prior to the Expiration Time:

               (i) declare or pay a dividend on the Common Shares payable in Common Shares (or other capital stock or securities exchangeable for or convertible into or giving a right to acquire Common Shares or other capital stock) other than pursuant to any optional stock dividend program, dividend reinvestment plan or dividend payable in Common Shares in lieu of a regular periodic cash dividend;

               (ii) subdivide or change the then outstanding Common Shares into a greater number of Common Shares;

               (iii) combine or change the then outstanding Common Shares into a smaller number of Common Shares; or

               (iv) issue any Common Shares (or other capital stock or securities exchangeable for or convertible into or giving a right to acquire Common Shares or other capital stock) in respect of, in lieu of or in exchange for existing Common Shares in a reclassification, amalgamation, merger, statutory arrangement or consolidation, the Exercise Price and the number of Rights outstanding, or, if the payment or effective date therefor shall occur after the Separation Time, the securities purchasable upon exercise of Rights shall be adjusted in the manner set forth below. If the Exercise Price and number of Rights outstanding are to be adjusted (x) the Exercise Price in effect after such adjustment shall be equal to the Exercise Price in effect immediately prior to such adjustment divided by the number of Common Shares (or other capital stock) (the "EXPANSION FACTOR") that a holder of one Common Share immediately prior to such dividend, subdivision, change, combination or issuance would hold thereafter as a result thereof and (y) each Right held prior to such adjustment shall become that number of Rights equal to the Expansion Factor, and the adjusted number of Rights will be deemed to be allocated among the Common Shares with respect to which the original Rights were associated (if they remain outstanding) and the shares issued in respect of such dividend, subdivision, change, combination or issuance, so that each such Common Share (or other capital stock) will have exactly one Right associated with it. If the securities purchasable upon exercise of Rights are to be adjusted, the securities purchasable upon exercise of each Right after such adjustment will be the number of securities that a holder of the securities purchasable upon exercise of one Right immediately prior to such dividend, subdivision, change, combination or issuance would hold thereafter as a result thereof. If after the Amendment Date and prior to the Expiration Time the Corporation shall issue any shares of capital stock other than Common Shares in a transaction of a type described in subsection 2.3(a)(i) or 2.3(a)(iv), shares of such capital stock shall be treated herein as nearly equivalent to Common Shares as may be practicable and appropriate under the circumstances and the Corporation and the Rights Agent agree to amend this Agreement in order to effect such treatment. If an event occurs which would require an adjustment under both this Section 2.3 and
               Section 3.1 hereof, the adjustment provided for in this Section
               2.3 shall be in addition to and shall be made prior to any adjustment required pursuant to Section 3.1 hereof. Adjustments pursuant to subsection 2.3(a) shall be made successively, whenever an event referred to in subsection 2.3(a) occurs.

               In the event the Corporation shall at any time after the Amendment Date and prior to the Separation Time issue any Common Shares otherwise than in a transaction referred to in the preceding paragraph, each, such Common Share so issued shall automatically have one new Right associated with it, which Right shall be evidenced by the certificate representing such Common Share.

         (b) In the event the Corporation shall at any time after the Amendment Date and prior to the Expiration Time fix a record date for the making of a distribution to all holders of Common Shares of rights or warrants entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Common Shares (or Convertible Securities in respect of Common Shares) at a price per Common Share (or, in the case of Convertible Security having a conversion, exchange or exercise price (including the price required to be paid to purchase such Convertible Security)) less than 90% of the Market Price per Common Share on such record date, the Exercise Price shall be adjusted in the manner set forth below. The Exercise Price in effect after such record date shall equal the Exercise Price in effect immediately prior to such record date multiplied by a fraction, of which the numerator shall be the number of Common Shares outstanding on such record date plus the number of Common Shares which the aggregate offering price of the total number of Common Shares so to be offered (and/or the aggregate initial conversion, exchange or exercise price of the convertible or exchangeable securities or rights so to be offered (including the price required to be paid to purchase such convertible or exchangeable securities or rights)) would purchase at such Market Price and of which the denominator shall be the number of Common Shares outstanding on such record date plus the number of additional Common Shares to be offered for subscription or purchase (or into which the convertible or exchangeable securities or rights so to be offered are initially convertible, exchangeable or exercisable). In case such subscription price is satisfied in whole or in part by consideration in a form other than cash the value of such consideration shall be as determined in good faith by the Board of Directors of the Corporation whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of Rights.

               Such adjustment shall be made successively whenever such a record date is fixed. For purposes of this paragraph 2.3(b), the granting of the right to purchase Common Shares pursuant to any dividend or interest reinvestment plan and/or any Common Share purchase plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and/or the investment of periodic optional payments and/or employee benefit or similar plans (so long as such right to purchase is in no case evidenced by the delivery of rights or warrants) shall not be deemed to constitute an issue of rights or warrants by the Corporation; provided, however, that in the case of any dividend or interest reinvestment plan, the right to purchase Common Shares is at a price per share of not less than 90% of the current market price per share (determined as provided in such plans) of the Common Shares.

         (c) In the event the Corporation shall at any time after the Amendment Date and prior to the Expiration Time fix a record date for the making of a distribution to all holders of Common Shares of evidences of indebtedness or assets (other than a regular periodic cash dividend or a dividend paid in Common Shares (excluding those referred to in Section 2.3(b)), the Exercise Price shall be adjusted in the manner set forth below. The Exercise Price in effect after such record date shall equal the Exercise Price in effect immediately prior to such record date less the fair market value (as determined in good faith by the Board of Directors of the Corporation) of the portion of the assets, evidences of indebtedness, rights or warrants so to be distributed applicable to each of the securities purchasable upon exercise of one Right (such determination to be described in a statement filed with the Rights Agent and the holders of the Rights). Such adjustment shall be made successively whenever such a record date is fixed.

         (d) Each adjustment made pursuant to this Section 2.3 shall be made as of:

               (i) the payment or effective date for the applicable dividend, subdivision, change, combination or issuance, in the case of an adjustment made pursuant to paragraph (a) above; and

               (ii) the record date for the applicable dividend or distribution, in the case of an adjustment made pursuant to paragraph (b) or (c) above subject to readjustment to reverse the same if such distribution shall not be made.

         (e) In the event the Corporation shall at any time after the Amendment Date and prior to the Expiration Time issue any shares of capital stock (other than Common Shares), or rights or warrants to subscribe for or purchase any such capital stock, or securities convertible into or exchangeable for any such capital stock, in a transaction referred to in clause (a)(i) or (a)(iv) above, or if the Corporation shall take any other action (other than the issue of Common Shares) which might have a negative effect on the holders of Rights, if the Board of Directors acting in good faith determines that the adjustments contemplated by paragraphs (a), (b) and (c) above are not applicable or will not appropriately protect the interests of the holders of Rights, the Corporation may determine what other adjustments to the Exercise Price, number of Rights and/or securities purchasable upon exercise of Rights would be appropriate and, if the adjustments contemplated by paragraphs (a), (b) and (c) above are applicable, notwithstanding such paragraphs, the adjustments so determined by the Corporation, rather than adjustments contemplated by paragraphs (a), (b) and (c) above, shall be made. The Corporation and the Rights Agent shall amend this Agreement in accordance with Section 5.4(b) and 5.4(c), as the case may be, to provide for such adjustments.

         (f)   Each adjustment to the Exercise Price made pursuant to this
               Section 2.3 shall be calculated to the nearest cent. Whenever an adjustment to the Exercise Price is made pursuant to this Section 2.3, the Corporation shall:

               (i) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment;

               (ii) promptly file with the Rights Agent and with each transfer agent for the Common Shares a copy of such certificate and mail a brief summary thereof to each holder of Rights who requests such copy.

               Failure to file such certificate or cause such summary to be mailed as aforesaid, or any defect therein, shall not affect the validity of any adjustment or change.

         (g) Irrespective of any adjustment or change in the securities purchasable upon exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the securities so purchasable which were expressed in the initial Rights Certificates issued hereunder.

2.4      DATE ON WHICH EXERCISE IS EFFECTIVE

         Each person in whose name any certificate for Common Shares is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Common Shares represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered (together with a duly completed and executed Election to Exercise) and payment of the Exercise Price for such Rights (and any applicable transfer taxes and other governmental charges payable by the exercising holder hereunder) was made; provided, however, that if the date of such surrender and payment is a date upon which the Common Share transfer books of the Corporation are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Common Share transfer books of the Corporation are open.

2.5      EXECUTION, AUTHENTICATION, DELIVERY AND DATING OF RIGHTS CERTIFICATES

         (a) The Rights Certificates shall be executed on behalf of the Corporation by its Chairman of the Board, President or any Vice President and by the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Corporation. The signature of any of these officers on the Rights Certificates may be manual or facsimile. Rights Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Corporation shall bind the Corporation, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the countersignature and delivery of such Rights Certificates. Promptly after the Corporation learns of the Separation Time, the Corporation will notify the Rights Agent of such Separation Time and will deliver Rights Certificates executed by the Corporation to the Rights Agent for countersignature, and a disclosure statement describing the Rights, and the Rights Agent shall countersign (manually or by facsimile signature) and mail such Rights Certificates and disclosure statement to the holders of the Rights pursuant to
               Section 2.2(c) hereof. No Rights Certificate shall be valid for any purpose until countersigned by the Rights Agent as aforesaid.

         (b) Each Rights Certificate shall be dated the date of countersignature thereof.

2.6      REGISTRATION, REGISTRATION OF TRANSFER AND EXCHANGE

         (a) The Corporation will cause to be kept a register (the "RIGHTS REGISTER") in which, subject to such reasonable regulations as it may prescribe, the Corporation will provide for the registration and transfer of Rights. The Rights Agent is hereby appointed "Rights Registrar" for the purpose of maintaining the Rights Register for the Corporation and registering Rights and transfers of Rights as herein provided. In the event that the Rights Agent shall cease to be the Rights Registrar, the Rights Agent will have the right to examine the Rights Register at all reasonable times.

         (b) After the Separation Time and prior to the Expiration Time, upon surrender for registration of transfer or exchange of any Rights Certificate, and subject to the provisions of Section 2.6(d) below, the Corporation will execute, and the Rights Agent will countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder's instructions, one or more new Rights Certificates evidencing the same aggregate number of Rights as did the Rights Certificates so surrendered.

         (c) All Rights issued upon any registration of transfer or exchange of Rights Certificates shall be the valid obligations of the Corporation, and such Rights shall be entitled to the same benefits under this Agreement as the Rights surrendered upon such registration of transfer or exchange.

         (d) Every Rights Certificate surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Corporation or the Rights Agent, as the case may be, duly executed by the holder thereof or such holder's attorney duly authorized in writing. As a condition to the issuance of any new Rights Certificate under this Section 2.6, the Corporation may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

2.7      MUTILATED, DESTROYED, LOST AND STOLEN RIGHTS CERTIFICATES

         (a) If any mutilated Rights Certificate is surrendered to the Rights Agent prior to the Expiration Time, the Corporation shall execute and the Rights Agent shall countersign and deliver in exchange therefor a new Rights Certificate evidencing the same number of Rights as did the Rights Certificate so surrendered.

         (b) If there shall be delivered to the Corporation and the Rights Agent prior to the Expiration Time (i) evidence to their satisfaction of the destruction, loss or theft of any Rights Certificate and (ii) such security or indemnity as may be required by them in their sole discretion to save each of them and any of their agents harmless, then, in the absence of notice to the Corporation or the Rights Agent that such Rights Certificate has been acquired by a bona fide purchaser, the Corporation shall execute and upon its request the Rights Agent shall countersign and deliver, in lieu of any such destroyed, lost or stolen Rights Certificate, a new Rights Certificate evidencing the same number of Rights as did the Rights Certificate so destroyed, lost or stolen.

         (c) As a condition to the issuance of any new Rights Certificate under this Section 2.7, the Corporation may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Rights Agent) connected therewith.

         (d) Every new Rights Certificate issued pursuant to this Section 2.7 in lieu of any destroyed, lost or stolen Rights Certificate shall evidence an original additional contractual obligation of the Corporation, whether or not the destroyed, lost or stolen Rights Certificate shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Rights, duly issued hereunder.

2.8      PERSONS DEEMED OWNERS

         The Corporation, the Rights Agent and any agent of the Corporation or the Rights Agent may deem and treat the Person, in whose name a Rights Certificate (or, prior to the Separation Time, the associated Common Share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby for all purposes whatsoever. As used in this Agreement, unless the context otherwise requires, the term "holder" of any Rights shall mean the registered holder of such Rights (or, prior to the Separation Time, the associated Common Shares).

2.9      DELIVERY AND CANCELLATION OF CERTIFICATES

         All Rights Certificates surrendered upon exercise or for redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Rights Agent, be delivered to the Rights Agent and, in any case, shall be promptly cancelled by the Rights Agent. The Corporation may at any time deliver to the Rights Agent for cancellation any Rights Certificates previously countersigned and delivered hereunder which the Corporation may have acquired in any manner whatsoever, and all Rights Certificates so delivered shall be promptly cancelled by the Rights Agent. No Rights Certificate shall be countersigned in lieu of or in exchange for any Rights Certificates cancelled as provided in this Section 2.9, except as expressly permitted by this Agreement. The Rights Agent shall, subject to applicable law, destroy all cancelled Rights Certificates and deliver a certificate of destruction to the Corporation.

2.10     AGREEMENT OF RIGHTS HOLDERS

         Every holder of Rights by accepting the same consents and agrees with the Corporation and the Rights Agent and with every other holder of Rights that:

         (a) he will be bound by and subject to the provisions of this Agreement, as amended from time to time in accordance with the terms hereof, in respect of all Rights held;

         (b) prior to the Separation Time, each Right will be transferable only together with, and will be transferred by a transfer of, the associated Common Share;

         (c) after the Separation Time, the Rights Certificates will be transferable only on the Rights Register as provided herein.

         (d) prior to due presentment of a Rights Certificate (or, prior to the Separation Time, the associated Common Share certificate) for registration of transfer, the Corporation, the Rights Agent and any agent of the Corporation or the Rights Agent may deem and treat the Person in whose name the Rights Certificate (or, prior to the Separation Time, the associated Common Share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on such Rights Certificate or the associated Common Share certificate made by anyone other than the Corporation or the Rights Agent) for all purposes whatsoever, and neither the Corporation nor the Rights Agent shall be affected by any notice to the contrary;

         (e) such holder of Rights has waived his right to receive any fractional Rights or any fractional shares upon exercise of a Right (except as provided herein);

         (f) subject to Section 5.4, without the approval of any holder of Rights and upon the sole authority of the Board of Directors of the Corporation acting in good faith this Agreement may be supplemented or amended from time to time as provided herein; and

         (g) notwithstanding anything in this Agreement to the contrary, neither the Corporation nor the Rights Agent shall have any liability to any holder of a Right or any other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation.


                                   ARTICLE 3
         ADJUSTMENTS TO THE RIGHTS IN THE EVENT OF CERTAIN TRANSACTIONS

3.1      FLIP-IN EVENT

         (a) Subject to Sections 3.1(b), 5.1(b), 5.1(c) and 5.1(d) hereof, in the event that prior to the Expiration Time a Flip-in Event shall occur, the Corporation shall take such action as shall be necessary to ensure and provide, within 10 Business Days thereafter or such longer period as may be required to satisfy the requirements of the applicable securities acts or comparable legislation so that, except as provided below, each Right shall thereafter constitute the right to purchase from the Corporation, upon exercise thereof in accordance with the terms hereof, that number of Common Shares of the Corporation having an aggregate Market Price on the date of consummation or occurrence of such Flip-in Event equal to twice the Exercise Price for an amount in cash equal to the Exercise Price, (such right be appropriately adjusted in a manner analogous to the applicable adjustment provided for in Section 2.3 in the event that after such date of consummation or occurrence an event of a type analogous to any of the events described in Section 2.3 shall have occurred with respect to such Common Shares).

         (b) Notwithstanding the foregoing or any other provisions of this Agreement, upon the occurrence of any Flip-in Event, any Rights that are or were Beneficially Owned on or after the earlier of the Separation Time or the Stock Acquisition Date by:

               (i) an Acquiring Person (or any Affiliate or Associate of an Acquiring Person or any Person acting jointly or in concert with an Acquiring Person or any Affiliate or Associate of an Acquiring Person); or

               (ii) a transferee, direct or indirect, of an Acquiring Person (or any Affiliate or Associate of an Acquiring Person or any Person acting jointly or in concert with, an Acquiring Person or any Affiliate or Associate of an Acquiring Person) in a transfer made after the date hereof, whether or not for consideration, that the Board of Directors of the Corporation acting in good faith has determined is part of a plan, arrangement or scheme of an Acquiring Person, (or any Affiliate or Associate of an Acquiring Person or any Person acting jointly or in concert with any Acquiring Person or any Affiliate or Associate of an Acquiring Person) that has the purpose or effect of avoiding clause
                     (i) of this Section 3.1(b),

               shall become void and any holder of such Rights (including transferees) shall thereafter have no right, to exercise such Rights under any provision of this Agreement and shall not have any other rights whatsoever in respect of such Rights, whether under any provision of this Agreement or otherwise.

         (c) Any Rights Certificate that represents Rights Beneficially Owned by a Person described in either clauses (i) or (ii) of Section 3.1(b) or transferred to any nominee of any such Person, and any Rights Certificate issued upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain the following legend:

                     The Rights represented by this Rights Certificate were Beneficially Owned by a Person who was an Acquiring Person or who was an Affiliate or an Associate of an Acquiring Person (as such terms are defined in the Rights Agreement) or was acting jointly or in concert with any of them. This Rights Certificate and the Rights represented hereby shall become void in the circumstances specified in Section 3.1(b) of the Rights Agreement provided that the Rights Agent shall not be under any responsibility to ascertain the existence of facts that would require the imposition of such legend but shall be required to impose such legend only if instructed to do so by the Corporation in writing or if a holder fails to certify upon transfer or exchange in the space provided on the Rights Certificate that such holder is not an Acquiring Person or an Affiliate or Associate thereof.


                                   ARTICLE 4
                                THE RIGHTS AGENT

4.1      GENERAL

         (a) The Corporation hereby appoints the Rights Agent to act as agent for the Corporation and the holders of Rights in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Corporation may from time to time appoint such Co-Rights Agents (the "CO-RIGHTS AGENT") as it may deem necessary or desirable subject to the approval of the Rights Agent. In the event the Corporation appoints one or more Co-Rights Agents, the respective duties of the Rights Agent and Co-Rights Agents shall be as the Corporation may determine with the approval of the Rights Agent and the Co-Rights Agent. The Corporation agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements reasonably incurred in the execution and administration of this Agreement and the exercise and performance of its duties hereunder (including the reasonable fees and other disbursements of any expert retained by the Rights Agent with the approval of the Corporation, such approval not to be unreasonably withheld). The Corporation also agrees to indemnify the Rights Agent, its officers, directors, employees and agents for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith or wilful misconduct on the part of the Rights Agent, for anything done, suffered or omitted by the Rights Agent in connection with the acceptance, execution and administration of this Agreement and the exercise and performance of its duties hereunder, including the legal costs and expenses which right to indemnification will survive the termination of this Agreement and the resignation or removal of the Rights Agent.

         (b) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any certificate for Common Shares, Rights Certificate, certificate for other securities of the Corporation, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons.

         (c) The Corporation shall inform the Rights Agent in a reasonably timely manner of events which may materially affect the administration of this Agreement by the Rights Agent and, at any time upon request, shall provide to the Rights Agent an incumbency certificate certifying the then current officers of the Corporation.

4.2      MERGER, AMALGAMATION OR CONSOLIDATION OR CHANGE OF NAME OF RIGHTS AGENT

         (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or amalgamated or with which it may be consolidated, or any corporation resulting from any merger, amalgamation or consolidation to which the Rights Agent or any successor Rights Agent is a party or any corporation succeeding to the shareholder or stockholder services business of the Rights Agent or any successor Rights Agent, will be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of
               Section 4.4 hereof. In case, at the time such successor Rights Agent succeeds to the agency created by this Agreement, any of the Rights Certificates have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates have not been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Rights Certificates will have the full force provided in the Rights Certificates and in this Agreement.

         (b) In case at any time the name of the Rights Agent is changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

4.3      DUTIES OF RIGHTS AGENT

         The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Corporation and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

         (a) The Rights Agent may retain and consult with legal counsel (who may be legal counsel for the Corporation), and the opinion of such counsel will be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion; the Rights Agent may also, with the approval of the Corporation (such approval not to be unreasonably withheld) and at the expense of the Corporation, consult with such other experts as the Rights Agent shall consider necessary or appropriate to properly carry out the duties and obligations imposed under this Agreement and the Rights Agent shall be entitled to act and rely in good faith on the advice of any such expert.

         (b) Whenever in the performance of its duties under this Agreement the Rights Agent deems it necessary or desirable that any fact or matter be proved or established by the Corporation prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by a person believed by the Rights Agent to be the Chairman of the Board, the Vice Chairman of the Board, the President or any Vice President and by the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Corporation and delivered to the Rights Agent; and such certificate will be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

         (c) The Rights Agent will be liable hereunder only for its own negligence, bad faith or wilful misconduct.

         (d) The Rights Agent will not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the certificates for Common Shares or the Rights Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and will be deemed to have been made by the Corporation only.

         (e) The Rights Agent will not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due authorization, execution and delivery hereof by the Rights Agent) or in respect of the validity or execution of any Common Share certificate or Rights Certificate (except its countersignature thereof); nor will it be responsible for any breach by the Corporation of any covenant or condition contained in this Agreement or in any Rights Certificate; nor will it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 3.1(b) hereof) or any adjustment required under the provisions of Section 2.3 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights after receipt of the certificate contemplated by Section 2.3 describing any such adjustment); nor will it by any act hereunder be deemed to make any representation or warranty as to the authorization of any Common Shares to be issued pursuant to this Agreement or any Rights or as to whether any Common Shares will, when issued, be duly and validly authorized, executed, issued and delivered and fully paid and non-assessable.

         (f) The Corporation agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

         (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any person believed by the Rights Agent to be the Chairman of the Board, the Vice Chairman of the Board, the President, any Vice President or, the Secretary or any Assistant Secretary or the Treasurer or any Assistant

               Treasurer of the Corporation, and to apply to such persons for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in reliance upon instructions of any such person; it is understood that instructions to the Rights Agent shall, except where circumstances make it impracticable or the Rights Agent otherwise agrees, be given in writing and, where not in writing, such instructions shall be confirmed in writing as soon as reasonably possible after the giving of such instructions.

         (h) The Rights Agent and any shareholder or stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in Common Shares, Rights or other securities of the Corporation or become pecuniarily interested in any transaction in which the Corporation may be interested, or contract with or lend money to the Corporation or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Corporation or for any other legal entity.

         (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent will not be answerable or accountable for any act, omission, default, neglect or misconduct of any such attorneys or agents or for any loss to the Corporation resulting from any such act, omission, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

4.4      CHANGE OF RIGHTS AGENT

         The Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice (or such lesser notice as is acceptable to the Corporation) in writing mailed to the Corporation and to each transfer agent of Common Shares by registered or certified mail, and to the holders of the Rights in accordance with Section 5.9. The Corporation may remove the Rights Agent upon 30 days' notice in writing given to the Rights Agent and to each transfer agent of the Common Shares (by personal delivery, or registered or certified mail). If the Rights Agent should resign or be removed or otherwise become incapable of acting, the Corporation will appoint a successor to the Rights Agent. If the Corporation fails to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent, then the resigning Rights Agent at the Corporation's expense or any holder of any Rights may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Corporation or by such a court, shall be a corporation incorporated under the laws of Canada or a province thereof authorized to carry on the business of a trust company in the Province of Alberta. After appointment, the successor Rights Agent will be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Corporation will file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares, and mail a notice thereof in writing to the holders of the Rights. Failure to give any notice provided for in this Section 4.4, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

                                   ARTICLE 5
                                  MISCELLANEOUS

5.1      REDEMPTION AND TERMINATION

         (a) The Board of Directors of the Corporation acting in good faith may, with the prior consent of holders of Common Shares or of the holders of Rights given in accordance with Section 5.1(f) or 5.1(g), as the case may be, at any time prior to the occurrence of a Flip-in Event as to which the application of Section 3.1 has not been waived pursuant to the provisions of this Section 5.1, elect to redeem all but not less than all of the then outstanding Rights at a redemption price of $0.00001 per Right appropriately adjusted in a manner analogous to the applicable adjustment provided for in Section 2.3 in the event that an event of the type analogous to any of the events described in Section 2.3 shall have occurred (such redemption price being herein referred to as the "Redemption Price").

         (b) The Board of Directors of the Corporation acting in good faith may, with the prior consent of the holders of Common Shares given in accordance with Section 5.1(f), determine, at any time prior to the occurrence of a Flip-in Event as to which the application of Section 3.1 has not been waived pursuant to this Section 5.1, if such Flip-in Event would occur by reason of an acquisition of Common Shares otherwise than pursuant to a Take-over Bid made by means of a Take-over Bid circular to all holders of Common Shares and otherwise than in the circumstances set forth in Section 5.1(d), to waive the application of Section 3.1 to such Flip-in Event. In the event that the Board of Directors proposes such a waiver, the Board of Directors shall extend the Separation Time to a date subsequent to and not more than ten Business Days following the meeting of shareholders called to approve such waiver.

         (c) The Board of Directors of the Corporation acting in good faith may, prior to the occurrence of a Flip-in Event as to which the application of Section 3.1 has not been waived under this clause, determine, upon prior written notice to the Rights Agent, to waive the application of Section 3.1 to that Flip-in Event provided that the Flip-in Event would occur by reason of a Take-over Bid made by means of a Take-over Bid circular sent to all holders of record of Common Shares; further provided that if the Board waives the application of Section 3.1 to such a Flip-in Event, the Board of Directors shall be deemed to have waived the application of Section 3.1 to any other Flip-in Event occurring by reason of any Take-over Bid made by means of a Take-over Bid circular to all holders of record of Common Shares which is made prior to the expiry of any Take-over Bid in respect of which a waiver is, or is deemed to have been, granted under this Section 5.1(c).

         (d) The Board of Directors of the Corporation acting in good faith may, in respect of any Flip-in Event waive the application of
               Section 3.1 to that Flip-in Event, provided that both of the following conditions are satisfied:

               (i) the Board of Directors has determined that the Acquiring Person became an Acquiring Person by inadvertence and without any intent or knowledge that it would become an Acquiring Person; and

               (ii) such Acquiring Person has reduced its Beneficial Ownership of Common Shares such that at the time of waiver pursuant to this Section 5.1(d) it is no longer an Acquiring Person.

         (e) The Board of Directors of the Corporation shall, without further formality, be deemed to have elected to redeem the Rights at the Redemption Price on the date that a Person who has made a Permitted Bid or a Take-over Bid in respect of which the Board of Directors of the Corporation has waived, or is deemed to have waived, pursuant to Section 5.1(c), the application of Section 3.1, takes up and pays for the Common Shares pursuant to the terms and conditions of the Permitted Bid or Take-over Bid, as the case may be.

         (f) If a redemption of Rights pursuant to Section 5.1(a) or a waiver of a Flip-in Event pursuant to Section 5.1(b) is proposed at any time prior to the Separation Time, such redemption or waiver shall be submitted for approval to the holders of Common Shares. Such approval shall be deemed to have been given if the redemption or waiver is approved by the affirmative vote of a majority of the votes cast by Independent Shareholders represented in person or by proxy at a meeting of such holders duly held in accordance with applicable laws and the Corporation's by-laws.

         (g) If a redemption of Rights pursuant to Section 5.1(a) is proposed at any time after the Separation Time, such redemption shall be submitted for approval to the holders of Rights. Such approval shall be deemed to have been given if the redemption is approved by holders of Rights by a majority of the votes cast by the holders of Rights represented in person or by proxy at and entitled to vote at a meeting of such holders. For the purposes hereof, each outstanding Right (other than Rights which are Beneficially Owned by any Person referred to in clauses (i) to
               (v) inclusive of the definition of Independent Shareholders) shall be entitled to one vote, and the procedures for the calling, holding and conduct of the meeting shall be those, as nearly as may be, which are provided in the Corporation's by-laws and the Business Corporations Act with respect to meetings of shareholders of the Corporation.

         (h) Where a Take-over Bid that is not a Permitted Bid is withdrawn or otherwise terminated after the Separation Time has occurred and prior to the occurrence of a Flip-in Event, the Board may elect to redeem all the outstanding Rights at the Redemption Price. Notwithstanding such redemption, all of the provisions of this Agreement shall continue to apply as if the Separation Time had not occurred and it shall be deemed not to have occurred and Rights shall remain attached to the outstanding Common Shares, subject to and in accordance with the provisions of this Agreement.

         (i) If the Board of Directors of the Corporation elects or is deemed to have elected to redeem the Rights, and, in circumstances where
               Section 5.1(a) is applicable, such redemption is approved by the holders of Common Shares or the holders of Rights in accordance with Section 5.1(f) or 5.1(g), as the case may be, the right to exercise the Rights will thereupon, without further action and without notice, terminate and the only right thereafter of the holders of Rights will be to receive the Redemption Price.

         (j) Within 10 Business Days after the Board of Directors electing or having been deemed to have elected to redeem the Rights or, if
               Section 5.1(a) is applicable within 10 Business Days after the holders of Common Shares or the holders of Rights have approved a redemption of Rights in accordance with Section 5.1(f) or 5.1(g), as the case may be, the

               Corporation shall give notice of redemption to the holders of the then outstanding Rights by mailing such notice to each such holder at its last address as it appears upon the register of the Rights Agent or, prior to the Separation Time, on the register of the Transfer Agent for the Common Shares. Any notice which is mailed in the manner herein provided will be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. The Corporation may not redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 5.1 or in connection with the purchase of Common Shares prior to the Separation Time.

         (k) The Corporation shall give prompt written notice to the Rights Agent of any waiver of the application of Section 3.1 made by the Board of Directors under this Section 5.1.

5.2      EXPIRATION

         No Person shall have any rights pursuant to this Agreement or in respect of any Right after the Expiration Time, except the Rights Agent as specified in Section 4.1(a) of this Agreement.

5.3      ISSUANCE OF NEW RIGHTS CERTIFICATES

         Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Corporation may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the number of or kind or class of shares purchasable upon exercise of Rights made in accordance with the provisions of this Agreement.

5.4      SUPPLEMENTS AND AMENDMENTS

         (a) The Corporation may make amendments to this Agreement to correct any clerical or typographical error or which are required to maintain the validity of this Agreement as a result of any change in any applicable legislation, rules or regulations thereunder. The Corporation may, prior to the date of the shareholders' meeting referred to in Section 5.18, supplement, amend, vary, rescind or delete any of the provisions of this Agreement without the approval of any holders of Rights or Common Shares (whether or not such action would materially adversely affect the interests of the holders of Rights generally) where the Board of Directors acting in good faith deems such action necessary or desirable. Notwithstanding anything in this Section 5.4 to the contrary, no such supplement or amendment shall be made to the provisions of Article 4 except with the written concurrence of the Rights Agents to such supplement or amendment.

         (b) Subject to Section 5.4(a), the Corporation may, with the prior consent of the holders of Common Shares, obtained as set forth below, at any time prior to the Separation Time, supplement, amend, vary, rescind or delete any of the provisions of this Agreement and the Rights (whether or not such action would materially adversely affect the interests of the holders of Rights generally). Such consent shall be deemed to have been given if the action requiring such approval is authorized by the affirmative vote of a majority of the votes cast by Independent Shareholders present or represented at and entitled to be voted at a meeting of the holders of Common Shares duly called and held in compliance with applicable laws and the articles and by-laws of the Corporation.

         (c) The Corporation may, with the prior consent of the holders of Rights, at any time on or after the Separation Time, supplement, amend, vary, rescind or delete any of the provisions of this Agreement and the Rights (whether or not such action would materially adversely affect the interests of the holders of Rights generally), provided that no such amendment, variation or deletion shall be made to the provisions of Article 4 except with the written concurrence of the Rights Agents thereto. Such consent shall be deemed to have been given if such amendment, variation or deletion is authorized by the affirmative votes of the holders of Rights as provided in subsection 5.1(d) present or represented at and entitled to be voted at a meeting of the holders held in accordance with subsection 5.1(d) and representing 50% plus one of the votes cast in respect thereof.

         (d) Any approval of the holders of Rights shall be deemed to have been given if the action requiring such approval is authorized by the affirmative votes of the holders of Rights present or represented at and entitled to be voted at a meeting of the holders of Rights and representing a majority of the votes cast in respect thereof. For the purposes hereof, each outstanding Right (other than Rights which are void pursuant to the provisions hereof) shall be entitled to one vote, and the procedures for the calling, holding and conduct of the meeting shall be those, as nearly as may be, which are provided in the Corporation's by-laws and the Business Corporations Act with respect to meetings of shareholders of the Corporation.

         (e) Any amendments made by the Corporation to this Agreement pursuant to Subsection 5.4(a) which are required to maintain the validity of this Agreement as a result of any change in any applicable legislation, rules or regulation thereunder shall:

               (i) if made before the Separation Time, be submitted to the shareholders of the Corporation at the next meeting of shareholders and the shareholders may, by the majority referred to in Subsection 5.4(b), confirm or reject such amendment;

               (ii) if made after the Separation Time, be submitted to the holders of Rights at a meeting to be called for on a date not later than immediately following the next meeting of shareholders of the Corporation and the holders of Rights may, by resolution passed by the majority referred to in Subsection 5.4(d), confirm or reject such amendment.

               Any such amendment shall be effective from the date of the resolution of the Board of Directors adopting such amendment, until it is confirmed or rejected or until it ceases to be effective (as described in the next sentence) and, where such amendment is confirmed, it continues in effect in the form so confirmed. If such amendment is rejected by the shareholders or the holder of Rights or is not submitted to the shareholders or holders of Rights as required, then such amendment shall cease to be effective from and after the termination of the meeting at which it was rejected or to which it should have been but was not submitted or from and after the date of the meeting of holders of Rights that should have been but was not held, and no subsequent resolution of the Board of Directors to amend this Agreement to substantially the same effect shall be effective until confirmed by the shareholders or holders of Rights as the case may be.

5.5      FRACTIONAL RIGHTS AND FRACTIONAL SHARES

         (a) The Corporation shall not be required to issue fractions of Rights or to distribute Rights Certificates which evidence fractional Rights. After the Separation Time there shall be paid to the registered holders of the Rights Certificates with regard to which fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the Market Price of a whole Right in lieu of such fractional Rights as of the date such fractional Rights would otherwise be issuable.

         (b) The Corporation shall not be required to issue fractional Common Shares upon exercise of the Rights or to distribute certificates which evidence fractional Common Shares. In lieu of issuing fractional Common Shares, the Corporation shall pay to the registered holder of Rights Certificates at the time such Rights are exercised as herein provided, an amount in cash equal to the same fraction of the Market Price of one Common Share at the date of such exercise.

5.6      RIGHTS OF ACTION

         Subject to the terms of this Agreement, rights of action in respect of this Agreement, other than rights of action vested solely in the Rights Agent, are vested in the respective holders of the Rights; and any holder of any Rights, without the consent of the Rights Agent or of the holder of any other Rights, may, on such holder's own behalf and for such holder's own, benefit and the benefit of other holders of Rights, enforce, and may institute and maintain any suit, action or proceeding against the Corporation to enforce, or otherwise act in respect of, such holder's right to exercise such holder's Rights, or Rights to which he is entitled, in the manner provided in this Agreement and in such holder's Rights Certificate. Without limiting the foregoing or any remedies available to the holders of Rights it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of any Person subject to this Agreement.

5.7      HOLDER OF RIGHTS NOT DEEMED A SHAREHOLDER

         No holder, as such, of any Rights shall be entitled to vote, receive dividends or be deemed for any purpose the holder of Common Shares or any other securities which may at any time be issuable on the exercise of Rights, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights, as such, any of the rights of a shareholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting Shareholders (except as provided in Section
5.8 hereof), or to receive dividends or subscription rights or otherwise, until such Rights, or Rights to which such holder is entitled, shall have been exercised in accordance with the provisions hereof.

5.8      NOTICE OF PROPOSED ACTIONS

         In case the Corporation shall propose after the Separation Time and prior to the Expiration Time:

         (a) to effect or permit (in cases where the Corporation's permission is required) any Flip-in Event; or

         (b) to effect the liquidation, dissolution or winding up of the Corporation or the sale of all or substantially all of the Corporation's assets,

then, in each such case, the Corporation shall give to each holder of a Right, in accordance with Section 5.9 hereof, a notice of such proposed action, which shall specify the date on which such Flip-in Event, liquidation, dissolution, or winding up is to take place, and such notice shall be so given at least 10 Business Days prior to the date of taking of such proposed action by the Corporation.

5.9      NOTICES

         Notices or demands to be given or made in connection with this Agreement by the Rights Agent or by the holder of any Rights to or on the Corporation shall be sufficiently given or made if delivered or sent by mail, postage prepaid or by fax (with, in the case of fax, an original copy of the notice or demand sent by first class mail, postage prepaid, to the Corporation following the giving of the notice or demand by fax), addressed (until another address is filed in writing with the Rights Agent) as follows:

                     Agrium Inc.
                     13131 Lake Fraser Drive S.E.
                     Calgary, Alberta
                     T2J 7E8

                     Attention:       General Counsel and Corporate Secretary
                     Fax:             (403) 225-7610

         Notices or demands to be given or made in connection with this Agreement by the Corporation or by the holder of any Rights to or on the Rights Agent shall be sufficiently given or made if delivered or sent by mail, postage prepaid, or by fax (with, in the case of fax, an original copy of the notice or demand sent by first class mail, postage prepaid, to the Rights Agent following the giving of the notice or demand by fax), addressed (until another address is filed in writing with the Corporation) as follows:

                     CIBC Mellon Trust Company
                     600, 333 - 7th Avenue S.W.
                     Calgary, Alberta
                     T2P 2Z1

                     Attention:       Assistant Vice President
                     Fax:             (403) 264-2100

         Notices or demands to be given or made in connection with this Agreement by the Corporation or the Rights Agent to or on the holder of any Rights shall be sufficiently given or made if delivered or sent by first class mail, postage prepaid, or by fax (with, in the case of fax, an original copy of the notice or demand sent by first class mail, postage prepaid, to such holder following the giving of the notice or demand by fax), addressed to such holder at the address of such holder as it appears upon the register of the Rights Agent or, prior to the Separation Time, on the register of the Corporation for the Common Shares.

         Any notice given or made in accordance with this Section 5.9 shall be deemed to have been given and to have been received on the day of delivery, if so delivered, on the third Business Day (excluding each day during which there exists any general interruption of postal service due to strike, lockout or other cause) following the mailing thereof, if so mailed, and on the day of faxing (provided such sending is during the normal business hours of the addressee on a Business Day and if not, on the first Business Day thereafter). Each of the Corporation and the Rights Agent may from time to time change its address for notice by notice to the other given in the manner aforesaid.

         If mail service is or is threatened to be interrupted at a time when the Corporation or the Rights Agent wishes to give a notice or demand hereunder to or on the holders of the Rights, the Corporation or the Rights Agent may, notwithstanding the foregoing provisions of this Section 5.9, give such notice by means, of publication once in each of two successive weeks in the business section of the Financial Post and, so long as the Corporation has a transfer agent in the United States, in a daily publication in the United States designated by the Corporation, or in such other publication or publications as may be designated by the Corporation and notice so published shall be deemed to have been given on the date on which the first publication of such notice in any such publication has taken place.

5.10     COSTS OF ENFORCEMENT

         The Corporation agrees that if the Corporation fails to fulfil any of its obligations pursuant to this Agreement, then the Corporation will reimburse the holder of any Rights for the costs and expenses (including legal fees) incurred by such holder in actions to enforce his rights pursuant to any Rights or this Agreement.

5.11     SUCCESSORS

         All the covenants and provisions of this Agreement by or for the benefit of the Corporation or the Rights Agent shall bind and enure to the benefit of their respective successors and assigns hereunder.

5.12     BENEFITS OF THIS AGREEMENT

         Nothing in this Agreement shall be construed to give to any Person other than the Corporation, the Rights Agent and the holders of the Rights any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Corporation, the Rights Agent and the holders of the Rights.

5.13     DESCRIPTIVE HEADINGS

         Descriptive headings appear herein for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

5.14     GOVERNING LAW

         This Agreement and each Right issued hereunder shall be deemed to be a contract made under the laws of the Province of Alberta and for all purposes shall be governed by and construed in accordance with the laws of such Province applicable to contracts to be made and performed entirely within such Province.

5.15     LANGUAGE

         Les parties aux presentes ont exige que la presente convention ainsi que tous les documents et avis qui s'y rattachent et/ou qui en decouleront soient rediges en langue anglaise. The parties hereto have required that this Agreement and all documents and notices related thereto and/or resulting therefrom be drawn up in the English language.

5.16     COUNTERPARTS

         This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

5.17     SEVERABILITY

         If any term or provision hereof or the application thereof to any circumstance is, in any jurisdiction and to any extent, invalid or unenforceable, such term or provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining terms and provisions hereof or the application of such term or provision to circumstances other than those as to which it is held invalid or unenforceable.

5.18     EFFECTIVE DATE

         Notwithstanding its amendment and restatement as of the date hereof, this Agreement subject to receipt of the approval of Independent Shareholders as set forth below is effective from the Effective Date and replaces and supersedes the 1998 Plan. If this Agreement is not approved by resolution passed by a majority of the votes cast by Independent Shareholders who vote in respect of reconfirmation of the 1998 Plan as amended and restated herein at a meeting of shareholders to be held not later than the date on which the 2001 annual meeting of shareholders of the Corporation terminates, then the 1998 Plan and this Agreement and all outstanding Rights shall terminate and be void and of no further force and effect on and from that date which is the earlier of (a) the date of termination of the meeting called to consider the confirmation of the 1998 Plan as amended and restated herein under this Section 5.18; and (b) the date of termination of the 2001 annual meeting of shareholders of the Corporation.

5.19     SHAREHOLDER REVIEW

         At or prior to the annual meeting of the Shareholders of the Corporation in 2004, provided that a Flip-in Event has not occurred prior to such time, the Board of Directors shall submit a resolution ratifying the continued existence of this Agreement to the Independent Shareholders for their consideration and, if thought advisable, approval. Unless the majority of the votes cast by Independent Shareholders who vote in respect of such resolution are voted in favour of the continued existence of this Agreement, the Board of Directors shall, immediately upon the confirmation by the Chairman of such shareholders' meeting of the results of the votes on such resolution and without further formality, be deemed to elect to redeem the Rights at the Redemption Price.

5.20     REGULATORY APPROVALS

         Any obligation of the Corporation or action or event contemplated by this Agreement shall be subject to the receipt of any requisite approval or consent from any governmental or regulatory authority. Without limiting the generality of the foregoing, any issuance or delivery of debt or equity securities (other than non-convertible debt securities) of the Corporation upon the exercise of Rights and any amendment or supplement to this Agreement shall be subject to the prior consent of The Toronto Stock Exchange and any other exchange or national securities quotation system upon which the Common Shares of the Corporation may be listed.

5.21     DECLARATION AS TO NON-CANADIAN AND NON-U.S. HOLDERS

         If in the opinion of the Board of Directors (who may rely upon the advice of counsel), any action or event contemplated by this Agreement would require compliance with the securities laws or comparable legislation of a jurisdiction outside Canada and the United States of America, its territories and possessions, the Board of Directors acting in good faith may take such actions as it may deem appropriate to ensure that such compliance is not required, including without limitation establishing procedures for the issuance to a Canadian resident Fiduciary of Rights or securities issuable on exercise of Rights, the holding thereof in trust for the Persons entitled thereto (but reserving to the Fiduciary or to the Fiduciary and the Corporation, as the Corporation may determine, absolute discretion with respect thereto) and the sale thereof and remittance of the proceeds of such sale, if any, to the Persons entitled thereto. In no event shall the Corporation or the Rights Agent be required to issue or deliver Rights or securities issuable on exercise of Rights to Persons who are citizens, residents or nationals of any jurisdiction other than Canada and a province or territory thereof and the United States of America and any state thereof in which such issue or delivery would be unlawful without registration of the relevant Persons or securities for such purposes.

5.22     DETERMINATIONS AND ACTIONS BY THE BOARD OF DIRECTORS

         All actions and determinations (including all omissions with respect to the foregoing) which are done or made by the Board of Directors of the Corporation, in good faith, for the purposes of this Agreement shall not subject any member of the Board of Directors to any liability whatsoever to the holders of the Rights.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                       AGRIUM INC.

                                       Per:  /s/ John M. Van Brunt
                                             -----------------------------------
                                             Name:  John M. Van Brunt
                                             Title: President and
                                                    Chief Executive Officer

                                       Per:  /s/ Leslie A. O'Donoghue
                                             -----------------------------------
                                             Name:  Leslie A. O'Donoghue
                                             Title: Vice President, General
                                                    Counsel and Corporate
                                                    Secretary

                                       CIBC MELLON TRUST COMPANY

                                       Per:  /s/ Teri Zaghetto
                                             -----------------------------------
                                             Name:  Teri Zaghetto
                                             Title: Account Manager

                                       Per:  /s/ Rhonda MacLeod
                                             -----------------------------------
                                             Name:  Rhonda MacLeod
                                             Title: Manager, Client Services

                                    EXHIBIT A

                           FORM OF RIGHTS CERTIFICATE


Certificate No. _________                                          ______ Rights

THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE CORPORATION, ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. IN CERTAIN CIRCUMSTANCES (SPECIFIED IN
SECTION 3.1(b) OF THE RIGHTS AGREEMENT), RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR TRANSFEREE OF AN ACQUIRING PERSON OR ITS AFFILIATES OR ASSOCIATES (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) OR ANY PERSON ACTING JOINTLY OR IN CONCERT WITH ANY OF THEM MAY BECOME VOID.

                               RIGHTS CERTIFICATE

         This certifies that _________________________________________________
is the registered holder of the number of Rights set forth above, each of which entitles the registered holder thereof, subject to the terms, provisions and conditions of the Amended and Restated Shareholder Rights Plan Agreement dated as of -- , 2001, as such may from time to time be amended, restated, varied or replaced, (the "RIGHTS AGREEMENT") between Agrium Inc., a corporation incorporated under the laws of Canada (the "CORPORATION"), and CIBC Mellon Trust Company, a trust company incorporated under the laws of Canada, as Rights Agent (the "RIGHTS AGENT"), which term shall include any successor Rights Agent under the Rights Agreement, to purchase from the Corporation at any time after the Separation Time (as such term is defined in the Rights Agreement) and prior to the earlier of (i) the Termination Time (as such term is defined in the Rights Agreement) and (ii) the termination of the first annual meeting of the Corporation in 2004 (unless extended in accordance with the Rights Agreement), one fully paid common share of the Corporation (a "COMMON SHARE") at the Exercise Price referred to below, upon presentation and surrender of this Rights Certificate together with the Form of Election to Exercise duly executed to the Rights Agent at its principal office in the City of Calgary or in such other cities as may be designated by the Corporation from time to time. The Exercise Price shall initially be Cdn $100 per Right and shall be subject to adjustment in certain events as provided in the Rights Agreement.

         In certain circumstances described in the Rights Agreement, the number of Common Shares which each Right entitles the registered holder thereof to purchase shall be adjusted as provided in the Rights Agreement.

         This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Rights Agent, the Corporation and the holders of the Rights Certificates. Copies of the Rights Agreement are on file at the registered office of the Corporation and are available upon written request.

         This Rights Certificate, with or without other Rights Certificates, upon surrender at any of the offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing an aggregate number of Rights equal to the aggregate number of Rights evidenced by the Rights Certificate or Rights Certificates surrendered. If this Rights Certificate shall be exercised in part, the registered holder shall be entitled to receive, upon surrender hereof, another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

         Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Corporation at a redemption price of $0.00001 per Right, subject to adjustment in certain events, under certain circumstances at its option.

         No fractional Common Shares will be issued upon the exercise of any Rights evidenced hereby, but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

         No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Common Shares or of any other securities which may at any time be issuable upon the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the Rights of a shareholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

         This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

         WITNESS the facsimile signature of the proper officers of the Corporation and its corporate seal.

Date:
       --------------------------

AGRIUM INC.

By:                                           By:
      ---------------------------                  -----------------------------
      Authorized Officer                           Authorized Officer

Countersigned:

CIBC MELLON TRUST COMPANY

By:
      ---------------------------
      Authorized Signature

                               FORM OF ASSIGNMENT

 (To be executed by the registered holder if such holder desires to transfer the Rights represented by this Rights Certificate.)

         FOR VALUE RECEIVED ____________________________________ hereby sells,

assigns and transfers to _______________________________________________________
                              (Please print name and address of transferee)

the Rights represented by this Rights Certificate, together with all right, title and interest therein, and hereby irrevocably constitutes and appoints ____________________________________as attorney, to transfer the within Rights on the books of the Corporation, with full power of substitution.

Dated:

Signature Guaranteed:
                                                  ------------------------------
                                                  Signature


                                                  (Signature must correspond to
                                                  name as written upon the face
                                                  of this Rights Certificate in
                                                  every particular, without
                                                  alteration or enlargement or
                                                  any change whatsoever.)

Signature must be guaranteed by a Canadian chartered bank, a Canadian trust company, a member of a recognized stock exchange or a member of the Securities Transfer Association Medallion (STAMP) Program.


--------------------------------------------------------------------------------
                            (To be completed if true)

The undersigned hereby represents, for the benefit of all holders of Rights and Common Shares, that the Rights evidenced by this Rights Certificate are not, and, to the knowledge of the undersigned, have never been, Beneficially Owned by an Acquiring Person or an Affiliate or Associate thereof or by any Person acting jointly or in concert with any of the foregoing (all capitalized terms are used as defined in the Rights Agreement).

Dated:                                    Signature:
        ----------------------                        --------------------------


                                     NOTICE

         In the event the certification set forth above in the Form of Election to Exercise is not completed upon exercise of the Right(s) evidenced hereby or in the event that the certification set forth above in the Form of Assignment is not completed upon the assignment of the Right(s) evidenced hereby, the Corporation will deem the Beneficial Owner of the Right(s) evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and, in the case of an assignment, will affix a legend to that effect on any Rights Certificates issued in exchange for this Rights Certificate.

                   (To be attached to each Rights Certificate)

                          FORM OF ELECTION TO EXERCISE

TO:  AGRIUM INC.

The undersigned hereby irrevocably elects to exercise ______________________ whole Rights represented by the attached Rights Certificate to purchase the Common Shares (or other securities or property) issuable upon the exercise of such Rights and requests that certificates for such shares (or other, securities or title to such property) be issued in the name of:


                   -------------------------------------------
                                     (Name)


                   -------------------------------------------
                                    (Street)


                   -------------------------------------------
                          (City and State or Province)


                   -------------------------------------------
                       (Country, Postal Code or Zip Code)


                   -------------------------------------------
                      SOCIAL INSURANCE, SOCIAL SECURITY OR
                      OTHER TAXPAYER IDENTIFICATION NUMBER

 If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:


                     --------------------------------------
                                     (Name)


                     --------------------------------------
                                    (Street)


                     --------------------------------------
                          (City and State or Province)


                     --------------------------------------
                       (Country, Postal Code or Zip Code)


                     --------------------------------------
                      SOCIAL INSURANCE, SOCIAL SECURITY OR
                      OTHER TAXPAYER IDENTIFICATION NUMBER


Dated:
        ------------------------------

Signature Guaranteed:
                                                  ------------------------------
                                                  Signature

                                                  (Signature must correspond to
                                                  name as written upon the face
                                                  of this Rights Certificate in
                                                  every particular, without
                                                  alteration or enlargement or
                                                  any change whatsoever.)

Signature must be guaranteed by a Canadian chartered bank, a Canadian trust company, a member of a recognized stock exchange or a member of the Securities Transfer Association Medallion (STAMP) Program.


--------------------------------------------------------------------------------
                            (To be completed if true)

The undersigned hereby represents, for the benefit of all holders of Rights and Common Shares, that the Rights evidenced by this Rights Certificate are not, and, to the knowledge of the undersigned, have never been, Beneficially Owned by an Acquiring Person or an Affiliate or Associate thereof or by any Person acting jointly or in concert with any of the foregoing (all capitalized terms are used as defined in the Rights Agreement).

Dated:                                   Signature:
        -----------------------                     ----------------------------

                                     NOTICE

         In the event the certification set forth above in the Form of Election to Exercise is not completed upon exercise of the Right(s) evidenced hereby or in the event that the certification set forth above in the Form of Assignment is not completed upon the assignment of the Right(s) evidenced hereby, the Corporation will deem the Beneficial Owner of the Right(s) evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and, in the case of an assignment, will affix a legend to that effect on any Rights Certificates issued in exchange for this Rights Certificate.